UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2008
The Spectranetics Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19711	84-0997049

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of Principal Executive Offices) (Zip Code)

(719) 633-8333
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 8, 2008, Stephen D. Okland, Jr., Vice President, U.S. Sales — Vascular Intervention for The Spectranetics Corporation (the “Company”), ceased to be an employee of the Company. Mr. Okland was a named executive officer for fiscal year 2007 and is named as such in the Company’s proxy statement for fiscal 2007, filed with the Securities and Exchange Commission on April 29, 2008. Following Mr. Okland’s departure, the duties of Vice President, U.S. Sales — Vascular Intervention will be handled by Jennifer Vaughan, who was previously the Vice President of Sales, Lead Management.
In connection with Mr. Okland’s departure, the Company and Mr. Okland entered into a settlement agreement and general release pursuant to which the Company will pay to Mr. Okland the gross amount of $110,411.00 as severance pay and in consideration of the general release of claims, reimburse the cost of COBRA coverage up to $9,213.12 should he elect COBRA coverage, and pay $30,000.00 in consideration for the non-competition and non-solicitation provisions. This settlement agreement subjects Mr. Okland to certain non-competition and non-solicitation provisions until August 2010, as well as confidentiality and non-disparagement provisions. In return for the payments and benefits provided by this settlement agreement, Mr. Okland releases the Company from all claims regarding his employment or termination of employment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2008	The Spectranetics Corporation (registrant)
	By:	/s/ Roger Wertheimer
		Name:	Roger Wertheimer
		Its:	Vice President, General Counsel & Secretary